Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bryn Mawr Bank Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Bryn Mawr Bank Corporation (the Corporation) of our report dated March 9, 2007, with respect to the consolidated balance sheets of Bryn Mawr Bank Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, cash flows, changes in shareholders’ equity, and comprehensive income for each of the years in the three-year period ended December 31, 2006, which report appears in the December 31, 2006 annual report incorporated by reference in the Form 10-K of Bryn Mawr Bank Corporation. We also consent to the incorporation by reference in the Registration Statements on Form S-8 of the Corporation of our report dated March 9, 2007, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which report is included in the December 31, 2006 Form 10-K of Bryn Mawr Bank Corporation.

Our report dated March 9, 2007, on the consolidated balance sheets of the Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, cash flows, changes in shareholders’ equity, and comprehensive income for each of the years in the three-year period ended December 31, 2006, refers to the Corporation’s adoption of Statement of Financial Accounting Standards No. 123R, “Share Based Payment,” effective January 1, 2006, Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” effective December 31, 2006, and Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” in 2006.

(signed) KPMG LLP

Philadelphia, Pennsylvania

March 13, 2007